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                                                                   EXHIBIT 11.01

                         FIREARMS TRAINING SYSTEMS, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share data)


                                           Primary Earnings       Fully Diluted Earnings
                                             Per Share (1)             Per Share (1)
                                          Three Months Ended       Three Months Ended
                                             September 30,             September 30,
                                           1997        1996         1997         1996
                                           ----        ----         ----         ----

Weighted average number of common
  shares outstanding                      20,406     49,800 (2)    20,406     49,800 (2)
Shares repurchased in conjunction with
  the Recapitalization                         0    (46,832)(3)         0    (46,832)(3)
Shares issued in conjunction with the
  Recapitalization                             0     11,165 (4)         0     11,165 (4)
Shares granted to management                   0         37 (5)         0         37 (5)
Shares purchased by management                 0        232 (5)         0        232 (5)
Shares issued upon assumed exercise of
  outstanding warrants                         0        288 (6)         0        288 (6)
Shares issued upon assumed exercise of
  outstanding options                      1,058      1,339 (7)     1,058      1,339 (7)
                                         -------   --------       -------   --------

Weighted average common and common
  equivalent shares outstanding           21,464     16,029        21,464     16,029
                                         =======   ========       =======   ========

Net income                               $ 2,089   $  3,123       $ 2,089   $  3,123
                                         =======   ========       =======   ========

Earnings per share                       $  0.10   $   0.19       $  0.10   $   0.19
                                         =======   ========       =======   ========



                                           Primary Earnings       Fully Diluted Earnings
                                             Per Share (1)             Per Share (1)
                                           Six Months Ended          Six Months Ended
                                             September 30,             September 30,
                                          1997          1996        1997         1996
                                          ----          ----        ----         ----
Weighted average number of common
  shares outstanding                      20,405     49,800 (2)     20,405    49,800 (2)
Shares repurchased in conjunction with
  the Recapitalization                         0    (46,832)(3)          0   (46,832)(3)
Shares issued in conjunction with the
  Recapitalization                             0     11,165 (4)          0    11,165 (4)
Shares granted to management                   0         37 (5)          0        37 (5)
Shares purchased by management                 0        232 (5)          0       232 (5)
Shares issued upon assumed exercise of
  outstanding warrants                         0        288 (6)          0       288 (6)
Shares issued upon assumed exercise of
  outstanding options                      1,173      1,339 (7)      1,190     1,339 (7)
                                         -------   --------        -------  --------

Weighted average common and common
  equivalent shares outstanding           21,578     16,029         21,595    16,029
                                         =======   ========        =======  ========

Net income                               $ 4,275   $  5,338        $ 4,275  $  5,338
                                         =======   ========        =======  ========

Earnings per share                       $  0.20   $   0.33        $  0.20  $   0.33
                                         =======   ========        =======  ========


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(1)      Shares reflect a 100,000-for-one stock split in July 1996 in connection with the recapitalization and a split of 1.66-for-one in October 1996.

(2) Shares reflect the weighted average shares prior to the recapitalization of 49,800,000 shares and the weighted average shares from the initial public offering in November 1996 of 6,000,000 shares.

(3) Shares were repurchased from THIN International for $171.2 million in connection with the recapitalization and are assumed to be outstanding for all periods presented.

(4) Shares were issued for $36 million in connection with the recapitalization and are assumed to be outstanding for all periods presented.

(5) Shares purchased by or granted to management for approximately $3.25 per share which are assumed to be outstanding for all periods presented.

(6) Represents warrants attached to the bridge notes, at approximately $0.000006 per warrant, which are assumed to be outstanding for all periods presented through the date of the offering, using the treasury stock method at the initial offering price of $14 per share. These warrants were repurchased and retired by the Company with proceeds from the offering.

(7) Represents 1,742,834 stock options exercisable at approximately $3.25 per option, which are assumed to be outstanding for all periods presented, using the treasury stock method.